EXHIBIT 10.17

               SUBSCRIPTION, DEBT SETTLEMENT AND RELEASE AGREEMENT

TO:      PACIFIC LOTTERY CORPORATION (THE "CORPORATION")

The undersigned (hereinafter referred to as the "Subscriber") hereby agrees to subscribe for the number of common shares (the "Common Shares") of the Corporation set forth below for the aggregate consideration set forth below, representing a subscription price of $0.30 per Common Share, upon and subject to the terms and conditions set forth in the attached "Terms and Conditions of Subscription of Common Shares of Pacific Lottery Corporation and Debt Settlement", of which this face page is attached hereto and forms part thereof.



Lottery & Wagering Solutions Inc.                       Number Number of Common Shares: 7,962,620
----------------------------------------------                                          ---------
(Name of Subscriber - please print)                     Aggregate Consideration:  US$  1,513,897
                                                                                  ---------------
By: /s/ Miles Greenberg                                 Number of Common Shares Currently Held:
----------------------------------------------                                                 -------------
                                                        for a principal and is not a trust company
 Chief Financial Officer & Secretary                    or an insurer or, a portfolio manager,
----------------------------------------------          in either case, purchasing as trustee or
(Official Capacity or Title if                          agent for accounts fully managed by
Subscriber is a Corporation - please print)             it, complete the following:


Miles Greenberg                                         Name of Principal ----------------------------------
----------------------------------------------
Please print name of individual whose                   Principal's address
signature appears above if different                                        --------------------------------
than the name of the Subscriber printed above
                                                        ----------------------------------------------------
8201 Peters Road , Suite 1000
-----------------------------------
(Subscriber's Address)

Fort Lauderdale, Florida, USA 33324
-----------------------------------

945-916-2610
-----------------------------------
(Telephone Number)

65-0675901
-----------------------------------
Social Security Number or
IRS Employer Identification



Register the Common Shares as set forth below:          Deliver the Common Shares as set forth below:

Lottery & Wagering Solutions Inc.                       Lottery & Wagering Solutions Inc.
-----------------------------------------------         -----------------------------------------------
Name                                                    Name

-----------------------------------------------         -----------------------------------------------
Account reference, if applicable                        Account reference, if applicable

8201 peters Road, Suite 1000                            8201 Peters Road, Suite 1000
-----------------------------------------------         -----------------------------------------------
Address                                                 Address

Ft. Lauderdale, FL 33324                                Ft. Lauderdale, FL 33324
-----------------------------------------------         -----------------------------------------------

                                                        945-916-2610
                                                        -----------------------------------------------
                                                        Telephone number

         ACCEPTANCE: The Corporation hereby accepts the above subscription upon and subject to the terms and conditions set forth in the "Terms and Conditions of Subscription for Common Shares of Pacific Lottery Corporation and Debt Settlement" attached hereto.

Pacific Lottery Corporation                                       April 7, 2003

Per: /s/ David Aftergood

         THIS IS THE FIRST PAGE OF A SUBSCRIPTION AGREEMENT COMPRISED OF 8 PAGES (NOT INCLUSIVE OF SCHEDULES). THE SUBSCRIBER MUST PROVIDE THE INFORMATION REQUESTED ON THIS FACE PAGE AND EXECUTE THIS AGREEMENT BY EXECUTING THIS FACE PAGE. COMPLETE SCHEDULE "A" - PARTICULARS OF THE SUBSCRIBER, SCHEDULE "B" - FORM 4C, CORPORATE PLACEE REGISTRATION FORM, IF APPLICABLE, SCHEDULE "C" - CERTIFICATE OF UNITED STATES ACCREDITED INVESTOR, AND RETURN ONE FULLY EXECUTED COPY OF EACH OF THESE DOCUMENTS (WHERE APPLICABLE) TO THE CORPORATION.

TERMS AND CONDITIONS OF SUBSCRIPTION OF COMMON SHARES
OF PACIFIC LOTTERY CORPORATION AND DEBT SETTLEMENT

RECITALS

WHEREAS the Corporation is indebted to the Subscriber in the amount of the Indebtedness; and
WHEREAS the Subscriber has agreed to subscribe for Common Shares of the Corporation in an amount equal to the indebtedness to accept such Common Shares in full settlement and final payment in respect of the Indebtedness;
WHEREAS in consideration of the Subscriber entering into this Agreement and subscribing for Common Shares, the Corporation agrees to issue Common Shares, upon the terms and conditions herein set forth;
NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and agreements herein contained, it is mutually declared, covenanted and agreed by and between the parties as follows.


1. DEFINITIONS

1.1 In this Agreement, including the recitals hereof, unless the context otherwise requires:

     (a) "Acquisition" means the acquisition of all the issued and outstanding shares of EMSI by the Corporation in accordance with the Acquisition Agreement;

     (b) "Acquisition Agreement" means the agreement of purchase and sale, dated May 30, 2002, between Corporation as purchaser and Richard W. Devries Professional Corporation as vendor pursuant to which the Corporation will acquire all of the issued and outstanding shares of EMSI in exchange for 18,333,333 Preferred Shares, including but without limitation, such other agreement which amends or supercedes this agreement;

     (c) "Agreement" means this agreement, including "Terms and Conditions of Subscription of Common Shares of Pacific Lottery Corporation and Debt Settlement" and the accompanying face page, as amended from time to time;

     (d) "Business" means the business carried on by and proposed to be carried on by the Corporation including, without limitation, the development and implementation of on-line lottery systems for international jurisdictions, including Vietnam;

     (e) "Closing" means the delivery and payment for the Common Shares to take place at 10:00 a.m. on the Closing Date or such other time as the Corporation may determine;

     (f)  "Closing Date" means a date on which a Closing occurs;

     (g) "Common Share" means one (1) fully paid and non-assessable common share in the share capital of the Corporation;

     (h) "Consolidation" means the consolidation of the Corporation's common shares on the basis of 10 old common shares for one new common share, which consolidation was effective November 13, 2002;

     (i) "Contracts" means all material agreements, including the Acquisition Agreement and indentures, contracts, leases, deeds of trust, licences, options, instruments, security agreements, mortgages, bonds or other commitments, whether written or oral to which the Corporation is a party;

     (j)  "Corporation" means Pacific Lottery Corporation;

     (k) "Employees" means all full and part-time employees and consultants of the Corporation;

     (l) "EMSI" means Emerging Market Solutions International Inc., a company organized under the laws of Barbados;

     (m) "EMSI Contract" means the undated contract, entitled "Contract for the Provision of Equipment and Services Between Detetour, Corporation for Development of New Technology and Tourism, a wholly state owned corporation of the Government of Vietnam and EMSI", to implement an on-line lottery program in Ho Chi Minh City;

     (n) "Encumbrance" means any lien, claim, mortgage, charge, pledge, encumbrance, security interest, voting trust, shareholder agreement or any other right, claim or equity of or in favour of a third Person;

     (o)  "Exchange" means the TSX Venture Exchange or any successor thereto;

     (p) "Financial Statements" means the audited consolidated financial statements of the Corporation for the financial years ended December 31, 2000 and 2001 and the unaudited restated consolidated financial statements of the Corporation for the nine (9) month interim period ended September 30, 2002 ;

     (q) "Indebtedness" means the total Settlement Amount paid by the Subscriber to the Corporation for the Common Shares pursuant to Clause
          2.1 hereof;

     (r) "Person" means any individual, corporation, partnership, trustee or trust or unincorporated association and pronouns that have a similarly extended meaning;

     (s) "Preferred Shares" means the preferred shares in the capital of the Corporation;

     (t) "Settlement Amount" means a subscription amount of $0.30 per Common Share;

     (u)  "Shareholders" means the holders of Common Shares of the Corporation;

     (v) "Subscriber" means that person or entity whose name is set forth on the face page hereof; and

     (w) "Subsidiary" has the meaning defined under the Business Corporations Act (Alberta).

1.2 In this Agreement the headings of the articles and clauses are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

1.3 In this Agreement, words importing the singular include the plural, words importing the masculine gender include the feminine and vice versa.

1.4 In this Agreement all dollar amounts are expressed in Canadian dollars, unless otherwise indicated.

2. SUBSCRIPTION FOR COMMON SHARES AND SETTLEMENT OF DEBT
2.1 The Subscriber hereby irrevocably subscribes for and agrees to purchase from the Corporation, subject to the terms and conditions set forth herein, the number of Common Shares as set forth on the face page hereof at the Settlement Amount per Common Share and the total Indebtedness as set forth on the face page hereof and the Corporation accepts such subscription for Common Shares in accordance with the terms hereof.

2.2 The Subscriber agrees to pay for the Common Shares subscribed for hereunder by setting off the amount of the Indebtedness owed by the Corporation to the Subscriber. The Subscriber agrees to accept the Common Shares subscribed for hereunder in full settlement and final payment of all amounts of whatsoever nature owed by the Corporation in respect of the Indebtedness.

Subject to the allotment, issuance and delivery of the Common Shares contemplated herein, the Subscribed hereby remises, releases and forever discharges the Corporation and its board of directors, officers, agents, employees, assigns, subsidiaries and successors of and from all actions, causes of action, claims, debts, suits, duties, accounts, bonds, covenants, contracts, claims and demands of whatsoever nature which the Subscriber has, has ever had, or may have, concerning or arising in respect of the Indebtedness, or any matter whatsoever related thereto. The Subscriber further agrees that no action, suit or complaint will be initiated or pursued by the Subscriber or on the Subscriber's behalf against the Corporation in respect of the Indebtedness.

2.3 The Subscriber hereby acknowledges that acceptance of the subscription is subject to rejection or allotment, in whole or in part, by the Corporation.

2.4 Subject to the terms hereof, this subscription will be effective upon its acceptance by the Corporation and subject to receipt of all applicable regulatory and stock exchange approvals.

3.   COMPLETION OF SCHEDULES
3.1 The Subscriber undertakes to complete, execute and return the following documents along with one (1) fully executed copy of this Agreement to the
     Corporation:

     (a)  SCHEDULE "A", Particulars of Subscriber;
     (b) SCHEDULE "B", Form 4C, Corporate Placee Registration Form (if applicable); and
     (c)  SCHEDULE "C", Certificate of United States Accredited Investor.

3.2 The Subscriber shall complete, execute and return to the Corporation as soon as possible on request by the Corporation any additional documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

4.   CLOSING
4.1 The Closing will be completed at the offices of Borden Ladner Gervais LLP, counsel for the Corporation, 2300, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8 on April 4, 2003 or such earlier or later date or time as the Corporation shall determine (the "Closing Date").

4.2 Certificates representing the Common Shares will be available for delivery at the applicable Closing.

4.3 The Subscriber hereby irrevocably authorizes the Corporation, in its sole discretion:

     (a) to act as it representative at the Closing and to execute in his name and on his behalf all closing receipts and documents required;

     (b) to complete or correct any errors or omissions in any form or document, including this Agreement, provided by the undersigned; and

     (c) to receive on the undersigned's behalf any certificates representing the Common Shares subscribed for hereunder.

4.4 The Corporation shall be entitled to rely on delivery of a facsimile copy of this Agreement and acceptance by the Corporation of such Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

5. ACKNOWLEDGMENTS OF SUBSCRIBER 5.1 The Subscriber acknowledges and agrees that:
     (a) it has been independently advised as to restrictions with respect to trading in the Common Shares imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Common Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Common Shares except pursuant to exemptions under applicable securities legislation and regulatory policy and that the Common Shares may be subject to resale restrictions and may bear a legend to this effect;
     (b) the Common Shares will be subject to statutory resale restrictions during which the Common Shares may not be resold without a further statutory exemption being available to a Subscriber or without an appropriate discretionary order pursuant to applicable securities laws being obtained;
     (c) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares;
     (d)  there is no government or other insurance covering the Common Shares;

     (e)  there are risks associated with the purchase of the Common Shares;

     (f) there are restrictions on the Subscriber's ability to resell the Common Shares and it is the responsibility of the Subscriber to ascertain what these restrictions are and to comply with these restrictions before selling the Common Shares;

     (g) the Corporation has advised the Subscriber that the Corporation is relying upon an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Common Shares through a person or company registered to sell Common Shares under the Securities Act (Alberta) ("Alberta Act");

     (h) the decision to execute this Agreement and purchase the Common Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation, and that the decision is based entirely upon the Subscriber's review of information which has been filed by the Corporation with the Alberta Securities Commission, British Columbia Securities Commission, Ontario Securities Commission or the TSX Venture Exchange in compliance, or intended compliance, with applicable securities legislation (collectively the "Public Record");

     (i) the Subscriber has not purchased the Common Shares as a result of any form of general solicitation or advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     (j) the Subscriber is aware that no prospectus has been filed with any securities commissions in connection with the sale of the Common Shares, and it is purchasing the Common Shares pursuant to an exemption from the prospectus requirements under applicable securities laws and, as a consequence: (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved of certain obligations that would otherwise apply under securities legislation;

     (k) the Subscriber has been advised to consult its own legal advisors with respect to applicable resale restrictions and the Subscriber is solely responsible (and the Corporation is not responsible whatsoever) for compliance with applicable resale restrictions;

     (l) this Agreement is not enforceable by the Subscriber unless and until it has been accepted by the Corporation;

     (m) the Subscriber and each beneficial purchaser for whom the Subscriber is acting are resident at the address set out on the face page of this Agreement;

     (n) the representations and warranties of the Subscriber contained herein will be true and correct both as of the execution of this Agreement and as of the Closing Date and shall survive the completion of the issuance of the Common Shares;

     (o) the Subscriber is purchasing the Common Shares for investment only and not with a view to resale or distribution and will resell the Common Shares only in accordance with the provisions of applicable securities legislation and stock exchange rules;

     (p) if an individual, the Subscriber is of full age of majority and is legally competent to execute this Agreement and take all action pursuant thereto;

     (q) this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

     (r) the Subscriber, or, where the Subscriber is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

     (s) the Subscriber understands that the sale and delivery of the Common Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

     (t) if the Subscriber is a corporation, syndicate, partnership or other form of unincorporated organization, the person executing this Agreement on behalf of the Subscriber has the necessary power and authority to do so and the Investment contemplated hereby has been duly authorized by all necessary action of the Subscriber;

     (u) if required by applicable securities legislation, policy or order or securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Shares; and

     (v) the Common Shares have not been registered under the Securities Act of 1933 (the "1933 Act"), as amended, or under any state securities or "blue sky" laws, and therefore cannot be offered or sold in the United States without registration under the 1933 Act and the securities laws of all applicable states of the United States, unless an exemption from registration is available or registration is not required pursuant to Regulation S under the 1933 Act and the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Common Shares.

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER
The Subscriber is resident in the United States of America and hereby represents, warrants and covenants to the Corporation (which representations, warranties and covenants shall be true and correct on the date hereof and at the Closing Date with the same force and effect as if they had been made as at the Closing Date, and which shall survive Closing), and acknowledges that the Corporation and its counsel is relying thereon, that the Subscriber is purchasing the Common Shares, as principal, for its own account (and not for the benefit of any other person) and further confirms that the representations and warranties set forth in Schedule "C" attached hereto are true and that it is an "Accredited Investor" as that term is defined in Schedule "C" hereof, and has concurrently executed and delivered a completed representation letter in the form as set forth in Schedule "C" attached hereto.

7. REPRESENTATIONS,WARRANTIES AND COVENANTS OF THE CORPORATION

7.1 The Corporation hereby represents, warrants and covenants to the Subscriber (which representations, warranties and covenants shall be true on the date hereof and on the Closing Date with the same force and effect s if they had been made on the Closing Date and which shall survive Closing), and acknowledges that the Subscriber is relying thereon as follows:

     (a) each of the Corporation and its Subsidiaries (if any) has been duly incorporated, organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its property and assets, to conduct its Business as now conducted and as proposed to be conducted, in the case of the Corporation, and to carry out the provisions of this Agreement, and, where required, has been duly qualified as an extra provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business;

     (b) the Corporation has not sustained, since December 31, 2001, being the date of the last audited financial statements of the Corporation, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree or from any regulatory body having jurisdiction;

     (c) the Public Record and any other filings made by the Corporation with any securities authorities or the Exchange are at the respective dates thereof, true and correct, contain or contained no misrepresentation and constitute disclosure of all material facts pertaining to the Corporation or the Subsidiaries as required under applicable securities laws in the Province of Alberta and the Corporation does not have any confidential filings with any securities regulatory authority or the Exchange;

     (d) the Corporation has no knowledge of any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the Business, affairs, operations, assets or liabilities (contingent or otherwise) or capital of the Corporation or the Subsidiaries (if any), which has not been generally disclosed in the Financial Statements or on SEDAR and reported to the applicable securities authorities and the Corporation does not have any knowledge of any material adverse information in regard to the current and prospective operations of the Corporation or the Subsidiaries (if any), which has not been disclosed on SEDAR;

      (e) the Corporation has all necessary corporate power, authority and capacity to carry on the Business as it is now being conducted and to own, lease and operate the properties and assets now owned, leased and operated, and is duly qualified to carry on the Business as now being conducted and to own, lease and operate their respective properties and assets;

     (f) the Corporation has all the necessary corporate power, authority, and capacity to execute this Agreement, and to issue the Common Shares to the Subscriber pursuant to the terms of this Agreement;

     (g) at the Closing Time, all necessary corporate action will have been taken by the Corporation to allot and authorize the issuance of the Common Shares and upon receipt of payment therefor, the Common Shares issued by the Corporation will be validly issued as fully-paid and non-assessable;

     (h) the Corporation is a "reporting issuer" within the meaning of the Securities Act (Alberta), and the Securities Act (British Columbia), and its Common Shares are listed for trading on the Exchange;

     (i) the authorized capital of the Corporation consists of an unlimited number of Common Shares and Preferred Shares of which only 5,241,397 Common Shares are issued and outstanding and 250,000 Preferred Shares are issued and outstanding.

     (j) other than Applied Gaming Solutions International Inc. and EMSI, which will be acquired immediately prior to the Closing, the Corporation does not have any Subsidiaries and owns no shares or equity interest of any other body corporate or other entity nor any rights, warrants or other securities convertible into shares of any other body corporate or entity;

     (k) all of the issued and outstanding Common Shares are fully paid and non-assessable, and there are outstanding no other shares, warrants, rights, securities convertible into shares or any other evidence whatsoever of an interest in the capital of the Corporation, except for options to purchase 227,985 Common Shares under the Corporation's option plan, and no Person has any agreement, warrant, option or right capable of becoming an agreement for the purchase, subscription or issuance of any securities of the Corporation or the issuance of the un-issued shares in the capital of the Corporation;

     (l) all of the issued and outstanding shares of the share capital of the Corporation have been duly authorized and validly issued as fully paid and non-assessable;

     (m) since December 31, 2001, being the date of the last audited financial statements of the Corporation: (i) there has not been any change in the share capital of the Corporation, except as set forth in the Public Record; (ii) the Corporation has not incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) or entered into any transactions not in the ordinary course of business that are material to the Corporation, except as set forth in the Public Record and in the Corporation's press releases; and (iii) there has not been any material adverse change, or any development involving a prospective material adverse change (including prospective material adverse changes arising from pending or, to the best of the Corporation's knowledge, threatened claims or contingent liabilities), in or affecting the general affairs, management, financial position, business, prospects, shareholders' equity or results of operations of the Corporation;

     (n) since September 30, 2002, neither the Corporation nor any of the Subsidiaries has, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of their shares of any class and except for the exchange of Preferred Shares for Common Shares pursuant to the Debt Conversion has not, directly or indirectly, redeemed, purchased or otherwise acquired any of their outstanding securities or agreed to do so;

     (o) there are no shareholder loans owing to or by the Corporation or any of the Subsidiaries and neither the Corporation nor any of the Subsidiaries is party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities, contingent or otherwise, or indebtedness of any other person, firm or company;

     (p) each of the Corporation and its Subsidiaries has good and marketable title to all movable property owned by it which is material, individually or in the aggregate, to the Corporation and any real or immovable property held under lease by the Corporation or a Subsidiary, which is material, individually or in the aggregate, to the Corporation is held by it under valid, subsisting and enforceable leases with such exceptions as are not material, individually or in the aggregate, to the Corporation;

     (q) no consent, approval, permit, authorization, order or filing with any court or governmental agency, the securities authorities or any other jurisdiction or agency is required by the Corporation or necessary for the execution, delivery and the performance by the Corporation of its obligations under this Agreement other than such consents, approvals, authorizations, registrations or qualifications, as may be required by the Exchange, including, without limitation, the consent of the Exchange and the Shareholders of the Corporation with respect to the acquisition by the Subscriber of the Common Shares, the issuance to the Subscriber of the Common Shares, all of which will be obtained by the Corporation prior to the Closing Time;

     (r) the execution and delivery of the Agreement, and all other agreements, the execution of which is contemplated hereby by the Corporation, and the observance and performance of the terms and provisions of any such agreements on its part to be observed and performed and the completion of the transactions provided for in the Agreement, do not constitute a violation of applicable law or a violation or breach of the constating documents or by-laws of the Corporation or any provision of any Contract to which the Corporation is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to the Corporation; would not constitute a default (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any Contract to which the Corporation is a party or by which it is bound; and would not result in the creation or imposition of any Encumbrance on any of the Units or any property or assets of the Corporation. The Agreement and all documents and agreements contemplated to be delivered by it thereunder constitute legal, valid and binding obligations of the Corporation enforceable against it in accordance with the terms thereof, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

     (s) there is no agreement that would constitute a "unanimous shareholder agreement" within the meaning of the Business Corporations Act (Alberta), or any other agreement, exists among any shareholders and/or any other Person in respect of the Corporation;

     (t) the minute books of the Corporation contain accurate and complete copies of the constating documents of the Corporation, which documents include, without limitation, all articles of incorporation and any and all articles of amendment; there are no outstanding applications or filings which would alter in any way the constating documents or corporate status of the Corporation except for such as may be required to give effect to the matters disclosed in or contemplated by this Agreement; no resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of the Corporation except as are contained in the minute books thereof; and the corporate records of the Corporation have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects;

     (u) the Corporation has not committed an act of bankruptcy, taken any proceeding to have itself declared bankrupt or wound-up, as the case may be, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer or receiver take possession of any of its property, had any execution or distress become enforceable or levied upon any of its property or had any petition for a receiving order in bankruptcy filed against it;

     (v) the books of account and financial records of the Corporation fairly and correctly set out and disclose in all material respects the current financial position of the Corporation, all transactions involving the Corporation have been accurately recorded in its books and records, and all vacation pay, bonuses, commissions and other payments relating to each of the Employees of the Corporation are reflected in the books of the Corporation;

     (w) the Financial Statements have been prepared in accordance with Canadian GAAP applied on a basis consistent with those of the preceding fiscal periods; present fully, fairly and correctly the assets, accrued and contingent liabilities and financial position of the Corporation on a consolidated basis as at the dates thereof and the results of the operations and the changes in financial positions for the periods then ended; are in accordance with the books and records of the Corporation; contain and reflect all necessary adjustments for a fair presentation of the results of operations and the financial position of the businesses of the Corporation for the periods covered thereby; and contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation;

     (x) except as otherwise disclosed herein, since September 30, 2002, the Corporation has carried on the Business and conducted its operations and affairs only in the ordinary and normal course consistent with the past practice and there has not been any off balance sheet obligations not represented in the Financial Statements;

     (y) the Corporation has not guaranteed or otherwise given security for or agreed to guarantee or give security for any liability, debt or obligation of any other Person, and the Corporation is not indebted to any of the shareholders or to any former shareholder thereof in any manner whatsoever, except as disclosed in the Financial Statements;

     (z) except as otherwise disclosed to the Subscriber in the disclosure letter of the Corporation's counsel dated December 12, 2002 or in the Financial Statements, there are no judgments or executions outstanding or pending against the Corporation, nor are there any suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations affecting the Business, operations, prospects, property or affairs of the Corporation pending or threatened, against the Corporation which might adversely affect the Corporation's Business, financial condition, properties and assets, prospects, operations or the conduct of the Business; (

     aa) the Corporation has conducted and is now conducting its Business and the assets of the Corporation have been and are now being used in material compliance with all statutes, regulations, by-laws, orders, covenants, restrictions or plans of all federal, provincial, regional or municipal authorities, agencies or boards applicable to the Business and the Corporation holds all licences and permits necessary for the carrying on of the Business (collectively the "LICENSES") and such Licenses are in good standing, the Corporation is not in material default under any such statutes, regulations, by-laws, orders, covenants, restrictions or plans applicable to it or to the Business, and no notices have been received that the Business is not being conducted or that any of the property and assets of the Corporation or the Business are not being used in compliance with all applicable statutes, regulations, by-laws, orders, covenants, restrictions or plans of all federal, provincial, regional and municipal authorities, agencies and boards having jurisdiction over the Business or the Corporation;

     (bb) the Corporation is not in default under or in breach of any material term of any Contract to which it is a party or by which it is bound or of any material obligation to which it is subject and there exists no state of facts which, after notice or lapse of time or both, or otherwise would constitute a default under or a breach of any such obligation or of a term of any such Contract; such Contracts constitute valid and binding obligations of the Corporation; all such Contracts are in good standing and in full force and effect and the Corporation is entitled to all of the benefits thereunder, as applicable; and such Contracts are not subject to re-negotiation or cancellation resulting from the transactions set forth herein;

     (cc) the Corporation and its Subsidiaries hold all of the permits, licences and like authorizations necessary for them to carry on their business in each jurisdiction where such business is carried on, each of such permits, licenses and like authorizations is in good standing, and the Corporation and its Subsidiaries are not in default with respect to filings to be effected or conditions to be fulfilled in order to maintain such permits, licenses or like authorizations in good standing, except where such default, individually or in the aggregate, would not have a material adverse effect on the general affairs, management, financial position, business, prospects, shareholders' equity or results of operations of the Corporation;

     (dd) the Corporation and its Subsidiaries are not in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to them, which violation, non-compliance or failure to obtain would, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, business, prospects, shareholders' equity or results of operations of the Corporation or its Subsidiaries, or which might reasonably be expected to materially and adversely affect the consummation by the Corporation of the transactions contemplated by this Agreement;

     (ee) the Corporation is not aware of any legislation, regulations or probable legislative or regulatory changes which would materially and adversely affect the business, prospects or operations of the Corporation or its Subsidiaries or the financial position, shareholders' equity or results of operations of the Corporation;

     (ff) as at the Closing Date, to the best of the Corporation's knowledge, the financial position of the Corporation and the Subsidiaries will be at least as good and the assets and liabilities of the Corporation and its Subsidiaries will not have materially changed from that which is shown in the consolidated restated unaudited financial statements of the Corporation for the nine month period ended September 30, 2002, except for changes resulting from: (i) the transactions set forth in its Filing Statement dated January 31, 2003; and (ii) operations and transactions in the ordinary course of business and provided that such changes, individually or in the aggregate, do not have a material adverse effect on the financial position of the Corporation and its Subsidiaries;

     (gg) the Corporation is or will, on or prior to the Closing Date, be a "QUALIFYING ISSUER" within the meaning of Multilateral Instrument 45-102-Resale of Securities, is not a "CAPITAL POOL COMPANY" within the meaning of Policy 2.4 of the Exchange, has or prior to the Closing Date will have filed a current annual information form in accordance with the provisions of the applicable securities laws and the Corporation shall maintain the listing of the Common Shares on the Exchange and the Corporation's status as a reporting issuer (or the equivalent) under the applicable securities laws and as a "QUALIFYING ISSUER" under the aforementioned multilateral instrument for 120 days following the Closing Date and, thereafter, the Corporation shall use its best efforts to maintain the listing of the Common Shares on the Exchange and the Corporation's status as a reporting issuer (or the equivalent) under the applicable securities laws and as a "QUALIFYING ISSUER" under the aforementioned multilateral instrument;

     (hh) there is no person, firm or corporation acting or, to the Corporation's knowledge, purporting to be acting for the Corporation entitled to any commission, brokerage or finder's fee payable by or on behalf of the Corporation in connection with this Agreement or any of the transactions contemplated hereunder;

     (ii) no notice has been received by the Corporation of any complaints filed by any of the Employees thereof against the Corporation claiming that the Corporation has violated any applicable employee or human rights or similar legislation or of any complaints or proceedings of any kind involving the Corporation or any of the Employees of the Corporation before any labour relations board, and there are no outstanding orders or charges against the Corporation under any applicable health and safety legislation.

     (jj) there have been no health, safety, or environmental occurrences affecting the Business of a nature or type, including without limitation, the presence of any industrial disease or any long term occupational illness in the work place or among any of the Employees, which did result in an action or claim against the Corporation by any of its Employees, former Employees or their respective dependants, heirs or legal personal representatives or under any applicable insurance programs, workers' compensation laws or other environmental requirements;

     (kk) with such exceptions as are not material to the Corporation (and for the purposes hereof, such amounts do not exceed $10,000): (i) the Corporation has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed; (ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation and there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation or any of its Subsidiaries in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority; and (iii) the Corporation and each of the Subsidiaries have withheld from all payments made to any of their officers, directors, employees and non-residents of Canada and other people with respect to whom they are required by law to withhold any payments pursuant to the Income Tax Act (Canada) or any other applicable legislation, or in respect of goods and services tax, the amount of all taxes, including but not limited to income tax, Canada pension plan contributions, employment insurance commission premiums, premiums payable under workman compensatory legislation and other deductions required to be withheld therefrom and have paid the same to the proper tax or other receiving officers within the time required under any applicable tax legislations;

     (ll) neither the Corporation nor any of the Subsidiaries is the owner of or under any agreement to own any real property;

     (mm) the Corporation is not aware of a claim of any infringement or breach by the Corporation or a Subsidiary of any industrial or intellectual property rights of any other person, nor has the Corporation or a Subsidiary received any notice nor is the Corporation otherwise aware that the use of the business names, trademarks, service marks and other industrial or intellectual property of the Corporation or a Subsidiary infringes upon or breaches any industrial or intellectual property rights of any other person;

     (nn) the Corporation has, to the best of its knowledge, disclosed and provided to the Subscriber all material information and material facts relating to it and the Subsidiaries and their respective assets, liabilities and undertakings and such material information and material facts are true and correct as at the time disclosed or provided and the Corporation has not withheld, and will not withhold, from the Subscriber any information relating to the Corporation or the Subsidiaries or to the offering that would be material to the Subscriber purchasing Units;

     (oo) if the Investment is made, the Subscriber shall have the right to designate at least two members of the Corporation's board of directors, which designates will be appointed by the existing board of directors at the Closing and nominated as part of the management slate each time the shareholders of the Corporation are asked to vote for the directors of the Corporation;

     (pp) the Corporation has obtained the consent of the Exchange to the transactions contemplated by this Agreement;

     (qq) the Corporation has obtained, or will prior to Closing obtain, the consent or approval in writing from holders of not less than 50% plus one share of the issued and outstanding Common Shares of the shareholders of the Corporation in a manner acceptable to the Exchange in respect of the transactions contemplated by this Agreement;

     (rr) the Consolidation was effective as at November 13, 2002;

     (ss) the Acquisition has been, or will prior to Closing be, completed in accordance with the terms of the Acquisition Agreement;

     (tt) no person is entitled to any royalties or any other interests in any revenue of the Corporation with or derived from the utilization of any intellectual or proprietary information or equipment of the Corporation, or otherwise;

     (uu) the Corporation has the necessary personnel, suppliers, licenses and other matters may be required to effect its implementation and management of the Ho Chi Minh City, Vietnam, on-line lottery system;

     (vv) the EMSI Contract is currently and will on the Closing Date be legally valid and binding and there is no imminent threat or possibility of the termination of the EMSI Contract; and

     (ww) the Corporation will use its best and reasonable commercial efforts within nine (9) months of the Closing Date to install, commission and commence operations of an on-line lottery system.

8.   RESALE RESTRICTIONS AND LEGENDING OF COMMON SHARES
8.1 The Subscriber acknowledges that any resale of the Common Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber.

8.2 Each Subscriber is responsible for seeking appropriate legal advice to determine the applicable resale restrictions and for complying with same.

8.3 The Subscriber acknowledges that a legend will be placed on the certificates representing the Common Shares and Warrants to the effect that the Common Shares and Warrants represented by such certificates are subject to a restricted period and may not be traded until the expiry of such restricted period except as permitted by applicable securities legislation.

9.   NOTICE
9.1 Any notice or other communication or instrument required or permitted to be given or delivered hereunder shall be in writing and shall be well and sufficiently given and delivered if enclosed in a sealed envelope, and given or delivered during regular office hours, to the parties at their respective addresses as follows:

                TO THE SUBSCRIBER:
                At the address of the Subscriber shown on the face page hereof. TO THE CORPORATION:
                Pacific Lottery Corporation
                2937 - 19th Street NE
                Calgary, Alberta
                T2P 0T8

9.2 Any notice so given shall be conclusively deemed to have been given when delivered, if given or delivered personally.

9.3 Either party may change its address for notice here-under by notice given in the foregoing manner.

10.  GENERAL

10.1 Each party shall from time to time, and at all times, do such further acts and execute and deliver all such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement and to comply with applicable securities legislation.

10.2 This Agreement may not be assigned by either party.

10.3 Except as otherwise provided herein, this Agreement shall enure to the benefit of and shall bind the parties hereto and their respective successors and any permitted assigns.

10.4 Nothing herein contained shall be read or construed as creating between the parties hereto their relationship of agents, partners or joint venturers.

10.5 Time is of the essence in this Agreement.

10.6 This Agreement may only be amended by written agreement signed by the Corporation and the Subscriber.

10.7 The terms of this Agreement express and constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and no implied covenant or liability of any kind is created or shall arise by reason of these presents or anything in this Agreement contained.

10.8 This Agreement shall be governed and interpreted in accordance with the laws of the Province of Alberta and shall for all purposes be deemed to have been made in the Province of Alberta and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta, and all representations and warranties contained herein shall survive the execution of this Agreement.

10.9 No waiver by either party hereto of any provision hereof shall be effective unless in writing, and a waiver shall affect only the matter, and the occurrence thereof, specifically identified in the writing granting such waiver and shall not extend to any other matter or occurrence.

10.10 This Agreement may be executed in several counter-parts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall institute one and the same Agreement.

10.11 Upon execution by the parties hereto this Agreement shall be deemed to be effective and shall be deemed to be entered into on the day and year first above written.